UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2020

Luther Burbank Corporation
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	001-38317 (Commission file number)	68-0270948 (I.R.S. employer identification number)

520 Third St, Fourth Floor, Santa Rosa, California (Address of principal executive offices)		95401 (Zip code)

Registrant's telephone number, including area code: (844) 446-8201

Securities Registered Under Section 12(b) of the Act
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	LBC	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

(A)
The 2020 Annual Shareholders Meeting (the “Annual Meeting”) of Luther Burbank Corporation (the “Company”) was held on April 28, 2020. On March 2, 2020, the record date for the Annual Meeting, 56,157,216 shares of the Company’s stock were outstanding and entitled to vote, of which 54,691,702 were present for purposes of establishing a quorum.

(B)
Stockholders voted the following individuals to the Company’s Board of Directors for terms expiring at the 2021 annual meeting of shareholders: Mr. Victor S. Trione, Ms. Simone Lagomarsino, Mr. John C. Erickson, Mr. Jack Krouskup, Ms. Anita Gentle Newcomb, Mr. Bradley M. Shuster, and Mr. Thomas C. Wajnert.

Set forth below are the number of votes cast for, votes withheld, and broker non-votes with respect to such matters.

Election of Directors	Votes For	Votes Withheld	Broker Non-Votes
Mr. Victor S. Trione	52,070,697	493,653	2,127,352
Ms. Simone Lagomarsino	51,880,947	683,403	2,127,352
Mr. John C. Erickson	51,958,044	606,306	2,127,352
Mr. Jack Krouskup	51,939,282	625,068	2,127,352
Ms. Anita Gentle Newcomb	51,962,191	602,159	2,127,352
Mr. Bradley M. Shuster	51,488,171	1,076,179	2,127,352
Mr. Thomas C. Wajnert	51,740,864	823,486	2,127,352

(C)
A proposal regarding the ratification of the appointment of Crowe LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020 was approved by the following vote:

Votes For	Votes Against	Shares Abstained
54,394,774	103,311	193,617

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUTHER BURBANK CORPORATION

DATED: April 28, 2020	By: /s/ Liana Prieto
Liana Prieto
Executive Vice President, General Counsel and Corporate Secretary